MCNAB CREEK GOLD CORP.

(formerly Parthenon Development Corporation)

(A pre-exploration stage Company)

Financial Statements

(Stated in U.S. Dollars)

December 31, 2005

(Unaudited)

Index

Balance Sheets

Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

MCNAB CREEK GOLD CORP.
(formerly Parthenon Development Corporation)
(An exploration stage company)

BALANCE SHEETS
(Unaudited)
(Expressed in U.S. Dollars)

December 31,		March 31,
2005		2005
See Note 1 - Basis of Presentation and Going Concern Matters	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash	$24,294	$21,403

Equipment	199	257

Mineral Properties - Note 2	-	-

Total Assets	$24,493	$21,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued expenses	$10,102	$13,324
Due to a director - Note 3	-	4,544
Promissory notes payable to related parties - Note 3		30,000
Liabilities to issue shares	13,030
Total current liabilities	23,132	47,868

Stockholders' Deficiency
Common Stock : $0.0001 Par Value
Authorized : 100,000,000
Issued and Outstanding : 1,787,960 (2004: 964,200)	179	96
Additional Paid In Capital	180,868	98,574
Deficit accumulated during the exploration stage	(179,685)	(124,878)
Total Stockholders' Deficiency	1,361	(26,208)

Total Liabilities and Stockholders' Deficiency	$24,493	$21,660

(See accompanying notes to the financial statements)

MCNAB CREEK GOLD CORP.
(formerly Parthenon Development Corporation)
(An exploration stage company)

STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)
(Unaudited)

February 15,
	Three months		Nine months		2001 (date of
	ended		ended		incorporation) to
	December 31,		December 31,		December 31,
	2005	2004	2005	2004	2005
See Note 1 - Basis of Presentation and Going Concern Matters

Expenses
Compensation expenses	-	-	-	-	48,960
Exploration costs (Note 2)	617	-	$14,774	-	14,774
General and administrative	$11,006	$8,801	40,033	$29,323	$92,933
Mineral claims - acquisition costs (Note 2)	-		-	3,500	7,000
Property investigation costs	-	-	-	250	16,018
Net loss for the period	$(11,624)	$(8,801)	$(54,807)	$(33,073)	$(179,685)

Loss per share attributable to common
stockholders:
Basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.03)	$(0.11)

Weighted average number of
common shares outstanding:
Basic and diluted	1,787,960	964,200	1,787,960	964,200	1,588,094

(See accompanying notes to the financial statements)

MCNAB CREEK GOLD CORP.
(formerly Parthenon Development Corporation)
(An exploration stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
for the period from February 15, 2001 (Date of Incorporation) to December 31, 2005
(Expressed in U.S. Dollars)
(Unaudited)
				Deficit
				Accumulated
		Stock	Additional	During the	Stockholders'
	Common	Amount At	Paid In	pre-exploration	Equity
Stated in U.S. dollars	Shares	Par Value	Capital	stage	(Deficiency)
See Note 1 - Basis of Presentation and Going Concern Matters

Issuance of common stock for services rendered	2,250,000	$225	$2,025	$ -	$2,250
at $0.0001 per share, February 16, 2001

Comprehensive income (loss)
Loss for the period				(2,935)	(2,935)

Balance, March 31, 2003 and 2002	2,250,000	225	2,025	(2,935)	(685)

Cancellation of common stock	(2,250,000)	(225)	225	-	-

Capital stock issued for cash
- at $0.10	420,200	42	41,978		42,020
- at $0.01	544,000	54	54,346		54,400

Comprehensive income (loss)
Loss for the year				(78,562)	(78,562)

Balance, March 31, 2004	964,200	97	98,574	(81,497)	17,174

Comprehensive income (loss)
Loss for the period				(43,381)	(43,381)

Balance, March 31, 2005	964,200	97	98,574	(124,878)	(26,207)

Issurance of common stock for debt settlement	383,760	38	38,338		38,376
- at $0.10

Capital stock issued for cash
- at $0.10	440,000	44	43,956		44,000

Comprehensive income (loss)
Loss for the period	-	-	-	(54,807)	(54,807)

Balance, December 31, 2005	1,787,960	$179	$180,868	$(179,685)	$1,361

(See accompanying notes to the financial statements)

MCNAB CREEK GOLD CORP.
(formerly Parthenon Development Corporation)
(A pre-exploration stage company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)
(Unaudited)

Nine		Nine	February 15,
months		months	2001 (date of
ended		ended	incorporation) to
December 31,		December 31,	December 31,
2005		2004	2005
See Note 1 - Basis of Presentation and Going Concern Matters

Cash flows from operating activities
Net loss for the period	$(54,807)	$(33,073)	$(179,685)
Amount not involving cash:
- Shares issued for services	-	-	2,250
- Compensation expenses paid with common stocks	-	-	48,960
- Depreciation	58	82	233
Changes in non-cash working capital items:
- Accounts payable and accrued liabilities	(588)	3,780	12,736
- Due to Director		1,633	4,544
Net cash used in operating activities	(55,338)	(27,578)	(110,963)

Cash flows from investing activities
Additions to equipment	-	-	(432)
Net cash flows used in investing activities	-	-	(432)

Cash flows from financing activities
Proceeds from the issuance of common stock	82,376	-	129,836
Proceeds from the issuance of promissory notes	-	-	30,000
Proceeds from liabilities to issue common shares	13,029		13,029
Shares issued for amounts due to director	(4,544)		(4,544)
Settlement of accrued interest on note by issuance of common stock	(2,633)		(2,633)
Settlement of promissory notes by issuance of common stock	(30,000)	-	(30,000)
Net cash flows provided by financing activities	58,228	-	135,688

Increase (Decrease) in cash	2,890	(27,578)	24,293

Cash - beginning of period	21,403	55,014	-

Cash - end of period	$24,294	$27,436	$24,294

Supplementary cash flow information
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

(See accompanying notes to the financial statements)

MCNAB CREEK GOLD CORP

(formerly Parthenon Development Corporation)

(A pre-exploration stage Company)

Notes to Financial Statements

December 31, 2005

(Stated in US Dollars)

(Unaudited)

1. Basis of Presentation and Going Concern Matters

In view of certain conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving of profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. Management plans to continue to seek other sources of debt and equity financing on favorable terms and expects to keep its operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these goals. The Company has incurred a loss of $54,807 for the nine months ended December 31, 2005 and at December 31, 2005 had an accumulated deficit of $179,685 and a working capital surplus of $1,162. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than normal course of business and at amounts different from those reflected in the accompanying financial statements. The accompanying unaudited interim balance sheets, statements of operations and cash flows reflected all adjustments, consisting of normal recurring adjustments and other adjustments, that are, in the opinion of management, necessary for a fair presentation of the financial position of the Company, at December 31, 2005, and the results of operations and cash flows for the nine months ended December 31, 2005, and for the period February 15, 2001 (Date of Incorporation) to December 31, 2005. The accompanying unaudited financial statements have been prepared in accordance with the instruction from Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and notes normally provided in the audited financial statements and should be read in conjunction with the Company’s audited financial statements for fiscal period ended March 31, 2005 included in the annual report previously filed on Form 10-KSB. The result of operations for the interim periods presented is not necessarily indicative of the results to be expected for the full year.

2. Mineral Properties

During the year ended March 31, 2004, the Company acquired SMH 31 to SMH50 mineral claim units (BLM No. NMC856514 to NMC856533) located in Eureka County, Nevada for $3,500.  This amount was expensed in 2004.  The mineral claims are subject to a production royalty of 2.5% of net smelter returns.

During the year ended March 31, 2005, the Company acquired Roxy1 to Roxy8 mineral claim units (BLM No. NMC860160 to NMC860167) located in Pershing County, Nevada for $3,500.  This amount was expensed in 2005. The mineral claims are subject to a production royalty of 2.5% of net smelter returns.

MCNAB CREEK GOLD CORP

(formerly Parthenon Development Corporation)

(A pre-exploration stage Company)

Notes to Financial Statements

December 31, 2005

(Stated in US Dollars)

(Unaudited)

2. Mineral Properties – continued

The exploration costs incurred can be summarized as follows:-

February 15,
2001 (date of
	Three months ended		Nine months ended		incorporation) to
	December 31,		December 31,		September 30,
	2005	2004	2005	2004	2005

Assays	$617	$-	$1,817	$-	$1,817
Consulting fee		-	9,300	-	9,300
Supplies		-	430	-	430
Travel		-	3,227	-	3,227
	$617	$-	$14,774	$-	$14,774

3. Related Party Transactions

December 31,	March 31,
2005	2005
Promissory note payable to a director
of the Company, unsecured, interest at 8%
per annum, due January 9, 2006	$10,000

Promissory note payable to a director
of the Company, unsecured, interest at 8%
per annum, due March 19, 2006	20,000
$-	$30,000

MCNAB CREEK GOLD CORP

(formerly Parthenon Development Corporation)

(A pre-exploration stage Company)

Notes to Financial Statements

December 31, 2005

(Stated in US Dollars)

(Unaudited)

3. Related Party Transactions - continued

At December 31, 2005, the following related party indebtedness was settled by the issuance of 383,760 common shares of the Company at $0.10 cents per share:

Promissory note payable to the Director of the Company:	$ 30,000
Accrued interest on note payable to Director of the Company:	3,832
Amounts due to Director	4,544
$ 38,376